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                              [LETTERHEAD]


                                CONSENT

To Whom it May Concern:

     We consent to the references to our report on the Company's proved oil and gas reserves as of January 1, 1998, that are made throughout the Prospectus being used in connection with the Form SB-2 Registration Statement of Benz Energy Ltd., and to references to our firm under the caption "Experts" in the Prospectus.

                                      /s/ RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS

                                      RYDER SCOTT COMPANY
                                      PETROLEUM ENGINEERS

Houston, Texas
August 5, 1998